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                                                                    EXHIBIT 23.1


                            CONSENT OF LEGAL COUNSEL



                          STEPHEN A. ZRENDA, JR., P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                              2440 BANK ONE CENTER
                               100 NORTH BROADWAY
                          OKLAHOMA CITY, OKLAHOMA 73102

                            Telephone (405) 235-2111
                            Telecopier (405) 235-2157

                            Email: Zrendaesq@aol.com



         We hereby consent to the use of our name in the Form S-8 registration statement of Power Technology, Inc.


Oklahoma City, Oklahoma                         STEPHEN A. ZRENDA, JR., P.C.
March 10, 2003

                                                By: /s/ Stephen A. Zrenda, Jr.
                                                    --------------------------
                                                        Stephen A. Zrenda, Jr.